                                                                     EXHIBIT 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.



Warrant No. ___________                      Date of Issuance:  ________________


                             APPLIED IMAGING CORP.

                         Common Stock Purchase Warrant

     APPLIED IMAGING CORP. (the "Company"), for value received, hereby certifies that ____________________ or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company ________ shares of Common Stock of the Company (the "Warrant Stock") at an exercise price per share of $_____ (the "Exercise Price"). The number of shares of Warrant Stock issuable upon exercise of this Warrant and the Exercise Price shall be adjusted from time to time pursuant to the provisions of this Warrant.

1.   Exercise.
     --------

     (a)  Manner of Exercise.  This Warrant may be exercised by the Registered
          ------------------
Holder, in whole or in part, by surrendering this Warrant, with the exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by
                        ---------
such Registered Holder's duly authorized attorney, and delivering the Exercise Price therefor in immediately available funds, at the principal office of the Company, or at such other office or agency as the Company may designate.

     (b)  Effective Time of Exercise.  Each exercise of this Warrant shall be
          --------------------------
deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered and the Exercise Price therefor delivered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

     (c)  Delivery to Registered Holder.  As soon as practicable after the
          -----------------------------
exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

          (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

          (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) or 2(c) above.

3.   Warrant Repurchase.  The Company shall have the option to repurchase this
     ------------------
Warrant upon 30 day's written notice to each Registered Holder at a price per share of $0.05 if the closing bid price of the Common Stock on the Nasdaq National Market is at least $9.00 for 15 consecutive trading days at any time after the date of the issuance of this Warrant, provided that the Warrant Stock shall have been registered at or prior to such time under the Securities Act (as defined below). Nothing herein shall prohibit the Registered Holder from exercising this Warrant during the notice period referenced in the prior sentence.

4.   Adjustment Of Exercise Price And Number Of Shares.
     -------------------------------------------------

     The number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Exercise Price are subject to adjustment upon occurrence of the following events:

     (a)  Adjustment for Stock Splits, Stock Subdivisions or Combinations of
          ------------------------------------------------------------------
Shares.  The Exercise Price of this Warrant shall be proportionally decreased
------
and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Exercise Price of this Warrant shall be proportionally increased and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company's Common Stock.

     (b)  Adjustment for Dividends or Distributions of Stock or Other Securities
          ----------------------------------------------------------------------
or Property.  In case the Company shall make or issue, or shall fix a record
-----------
date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (i) securities of the Company or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Registered Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

     (c)  Adjustment for Capital Reorganization, Merger or Consolidation.  In
          --------------------------------------------------------------
case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Registered Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this
Section 4(c) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Registered Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

     (d)  Reclassification, Etc.  In case there occurs any reclassification or
          ---------------------
change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 4.

     (e)  Other Issuances of Common Stock.
          -------------------------------

          (i) If the Company shall at any time or from time to time issue or sell any additional shares of Common Stock without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issuance, then the Exercise Price shall be adjusted to a price determined by dividing (A) an amount equal to the sum of (1) the product of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by (b) the then existing Exercise Price plus (2) the consideration, if any, received by the Company upon such issue or sale by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale.

          (ii) In case the Company shall at any time or from time to time in any manner grant any rights to subscribe for or to purchase any options for the purchase of Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights, options, convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (the "Rights Price") (determined by dividing
     (A) the sum of (1) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus
     (2) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, (3) in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by
     (B) the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for the Rights Price per share as so determined, if the Rights Price is less than the Exercise Price in effects immediately prior to such issuance, the Exercise Price shall be adjusted to a price determined by the calculation provided for in Section 4(e)(i) above; provided, that no further adjustment of the Exercise Price shall be
            --------
     made upon the actual issue of such Common Stock or of such Convertible Securities, upon exercise of such rights or options or upon the actual issue of such Common Stock or upon conversion or exchange of such Convertible Securities; and provided, further, that upon the expiration of
                                 --------  -------
     such rights or options, if any thereof shall not have been exercised, (x) the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon the exercise of such rights or options or upon conversion or exchange of Convertible Securities so issuable, which rights or options were not exercised, shall no longer be deemed to be issued and outstanding, and
     (y) the Exercise Price shall forthwith be readjusted and thereafter the Exercise Price shall be the price which it would have been had adjustment been made on the basis of the issue only of the shares of Common Stock or of the Convertible Securities actually issued upon the exercise of such rights or options.

          (iii) Without limiting the generality of the foregoing provisions of this Section 4(e), the Company agrees that the provisions of this Section 4(e) shall apply to the issuance of Additional Shares (as defined in the Stock Purchase Agreement, dated as of December 13, 2000 (the "Purchase Agreement"), by and among the Company and the Investors named therein) and/or additional warrants (as contemplated in the Purchase Agreement) by the Company at any Subsequent Closing (as defined in the Purchase Agreement).

          (iv) Notwithstanding any provision herein to the contrary, the provisions of this Section 4(e) shall not apply to the issuance of options and Common Stock pursuant to the exercise of such options as a result of any Company sponsored option or stock purchase plan.

     (f)  Certain Events.  If (i) any event occurs of a type that would have an
          --------------
effect on the rights granted under this Warrant similar to the effect of any event described by the other provisions of this Section 4 and (ii) such event is not expressly provided for by such other provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights and other rights with equity features), then an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Registered Holder shall be made.

     (g)  Adjustment Certificate.  When any adjustment is required to be made in
          ----------------------
the Warrant Stock pursuant to this Section 4, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

5.   Transfers.
     ---------

     (a)  Unregistered Security.  Each holder of this Warrant acknowledges that
          ---------------------
this Warrant, the Warrant Stock and the Common Stock of the Company have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Stock issued upon its exercise or any Common Stock issued upon conversion of the Warrant Stock in the absence of
(i) an effective registration statement under the Act as to this Warrant, such Warrant Stock or such Common Stock and registration or qualification of this Warrant, such Warrant Stock or such Common Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

     (b)  Transferability.  Subject to the provisions of Section 5(a) hereof,
          ---------------
this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.
   ---------

     (c)  Warrant Register.  The Company will maintain a register containing the
          ----------------
names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank,
          --------  -------
the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

6.   No Impairment.  The Company will not, by amendment of its charter or
     -------------
through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

7.   Termination.  This Warrant (and the right to purchase securities upon
     -----------
exercise hereof) shall terminate on the date which is three years after the date of this Warrant.

8.  Reservation of Stock.  The Company will at all times reserve and keep
    --------------------
available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

9.   Exchange of Warrants.  Upon the surrender by the Registered Holder of any
     --------------------
Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10.  Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory
     -----------------------
to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.  Mailing of Notices. All notices and other communications required or
     ------------------
permitted hereunder shall be in writing and shall be sent by personal delivery, facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, (a) if to the Registered Holder, to the address or facsimile number of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the following address or facsimile number:

                Applied Imaging Corp.
                2380 Walsh Avenue, Building B
                Santa Clara, CA 95051
                Facsimile:  (408) 562-0264
                Attention:  President

          with a copy to:

                Georgopoulos Pahlavan & Prince, LLP
                935 Hamilton Avenue
                Menlo Park, CA 94025
                Facsimile:  (650) 473-9060
                Attention:  Paul G. Prince

or to such other facsimile number or address provided to the parties hereunder in accordance with this Section 11.

Copies of all notices shall also be sent to:

                H.C. Wainwright & Co., Inc.
                One Boston Place
                Boston, MA 02108
                Facsimile: (617) 788-9520
                Attention: Edward P. Crouch, Managing Director and Anne Buckley, Counsel

Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery or facsimile transmission (as evidenced by the confirmation thereof), or 3 days after deposit in the mails (as determined by reference to the postmark).

12.  No Rights as Stockholder.  Until the exercise of this Warrant, the
     ------------------------
Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13.  No Fractional Shares.  No fractional shares of Common Stock will be issued
     --------------------
in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing bid price of Common Stock on the trading date immediately prior to the exercise date, as quoted on the Nasdaq National Market.

14.  Amendment or Waiver.  Any term of this Warrant may be amended or waived as
     -------------------
set forth in the Purchase Agreement, or upon written consent of the Company and the holders of at least a majority of the shares of Common Stock issuable upon exercise of outstanding warrants issued pursuant to the Purchase Agreement. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon the Company, the Registered Holder and each transferee of this Warrant. By acceptance hereof, the Registered Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Registered Holder.

15.  Headings.  The headings in this Warrant are for purposes of reference only
     --------
and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16.  Governing Law. This Warrant shall be governed, construed and interpreted in
     -------------
accordance with the laws of the State of New York.

                            [Signature Page Follows]

     The Company has executed this Warrant as of the date first written above.


                                         APPLIED IMAGING CORP.



                                         By _________________________________
                                            Name:   Barry Hotchkies
                                            Title:  Chief Financial Officer

                                   EXHIBIT A
                                   ---------

                                 EXERCISE FORM
                                 -------------

To:  Applied Imaging Corp.
     Dated:__________________

     The undersigned, pursuant to the provisions set forth in the attached Warrant No. __, hereby irrevocably elects to receive _______________ shares of the Common Stock covered by such Warrant.

     The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 3 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term "Investor" shall refer to the undersigned and the term
--------
"Securities" shall refer to Warrant Stock.


                                         ____________________________________
                                         (Investor)


                                         By _________________________________
                                            Name:
                                            Title:

                                   EXHIBIT B
                                   ---------

                                ASSIGNMENT FORM
                                ---------------

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee            Address/Facsimile Number        No. of Shares
----------------            ------------------------        -------------





Dated:_________________      Signature: ___________________________________

                                        ___________________________________

                             Witness:   ___________________________________